Exhibit 99.1

FOR IMMEDIATE RELEASE

Navidea Biopharmaceuticals Closes $25 Million Debt Financing with
GE Capital, Healthcare Financial Services

DUBLIN OHIO, June 26, 2013 – Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), a biopharmaceutical company focused on precision diagnostic radiopharmaceuticals, today announced that it has closed a $25 million debt financing transaction led by GE Capital, Healthcare Financial Services. The loan funds will be used to support Lymphoseek® commercialization activities, advance the clinical development of the Company’s pipeline, repay certain of the Company’s existing outstanding indebtedness, and for general corporate purposes.

“As we implement the commercial launch of our first approved precision diagnostic radiopharmaceutical, Lymphoseek, and look to expand the commercial scope for the product internationally, this debt financing provides us with additional resources for the execution of the global commercialization plan for Lymphoseek and for our business plan in general, including the advancement of our clinical programs in Alzheimer’s and Parkinson’s disease and the initiation of their Phase 3 registration activities,” said Mark Pykett, V.M.D., Ph.D., CEO of Navidea Biopharmaceuticals. "We are pleased to have the support of GE Capital, a premier life sciences financing provider.”

“We are proud to provide Navidea with this critical capital as they advance their pipeline candidates toward regulatory approval and commercialization in these important medical areas,” said Anthony Storino, Senior Managing Director of life sciences finance at GE Capital, Healthcare Financial Services. “We support customers’ strategies with deep knowledge of the healthcare industry, and financing expertise to support business objectives, including advancements in vital healthcare products.”

The funding of $25 million, which closed on June 25, 2013, is in the form of a senior secured term loan facility. In addition, in connection with this transaction, Navidea announces certain changes were made to the Company’s line of credit currently in place with Platinum-Montaur Life Sciences LLP’s (Montaur); specifically, $4.8 million of the $8 million in currently outstanding indebtedness to Montaur was forgiven as consideration for the exercise of warrants for Series B preferred shares of the Company, in lieu of the 7.7 million shares of common stock for which the warrants were originally exercisable. The Series B preferred shares have rights to convert back into the same number of common shares. The borrowing capacity of the Montaur credit facility was also reset to $30 million available immediately under existing terms with an additional $15 million available on similar terms as agreed to by the parties, thereby providing access to the Company under the Montaur facility of over $53 million in funding, and as much as $78 million, under the two facilities in aggregate.

About GE Capital, Healthcare Financial Services

With in-depth industry knowledge and expertise, GE Capital, Healthcare Financial Services has provided more than $60 billion in financing over ten years to companies in over 45 healthcare sectors including senior housing, hospitals, medical offices, outpatient services, pharmaceuticals and medical devices. Our team of professionals creates business and financial solutions tailored to meet the individual needs of our customers. For more information, visit www.gecapital.com/healthcare.

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NAVIDEA BIOPHARMACEUTICALS

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About Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics and radiopharmaceutical agents. Navidea is actively developing four radiopharmaceutical agent platforms – Lymphoseek®, NAV4694, NAV5001 and RIGScanTM – to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and, ultimately, patient care. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline through selective acquisitions, global partnering and commercialization efforts. For more information, please visit www.navidea.com.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Source: Navidea Biopharmaceuticals, Inc.
Navidea Biopharmaceuticals	Stern Investor Relations, Inc.
Brent Larson, 614-822-2330	Beth DelGiacco, 212-362-1200
Executive VP & CFO

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